Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

October 3, 2017

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Dear Sirs:

We (the “Representatives”) are acting on behalf of the underwriters named below (such underwriters being herein called the “Underwriters”), and we understand that The Walt Disney Company, a Delaware corporation (the “Company”), proposes to issue and sell C$1,250,000,000 aggregate principal amount of its 2.758% Notes due 2024 (the “Debt Securities”).

Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amounts of the Debt Securities set forth below opposite the Underwriters’ respective names at a purchase price of 99.630% of the principal amount thereof:

Name	Principal Amount of Debt Securities
HSBC Securities (Canada) Inc.	C$	416,666,667
RBC Dominion Securities Inc.		416,666,667
TD Securities Inc.		416,666,666
Total	C$	1,250,000,000

With respect to the offering of the Debt Securities, (a) the “Applicable Time” means 3:15 p.m. (New York time) on the date of this Underwriting Agreement, (b) the “Statutory Prospectus” means the preliminary prospectus supplement dated October 3, 2017 relating to the Debt Securities (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated July 20, 2016 (the “Basic Prospectus”), including the Incorporated Documents, in the form first furnished (electronically or otherwise) to the Underwriters by the Company for use in connection with the offering of the Debt Securities, as amended or supplemented from time to time, (c) the “Prospectus” means the prospectus supplement dated October 3, 2017 relating to the Debt Securities (the “Prospectus Supplement”) and the accompanying Basic Prospectus, including the Incorporated Documents, in the form first furnished (electronically or otherwise) to the Underwriters by the Company for use in confirming sales of the Debt Securities, as amended or supplemented from time to time, (d) the “Preliminary Canadian Offering Memorandum” means the preliminary Canadian offering memorandum dated October 3, 2017 relating to the Debt Securities, which incorporates by reference the Preliminary Prospectus Supplement and the Basic Prospectus, including the Incorporated Documents, in the form first furnished (electronically or otherwise) to the Underwriters by the Company for use in connection with the offering of the Debt Securities, as amended or supplemented from time to time, and (e) the “Canadian Offering Memorandum” means the Canadian offering memorandum dated October 3,

2017, which incorporates by reference the Prospectus Supplement and the accompanying Basic Prospectus, including the Incorporated Documents, in the form first furnished (electronically or otherwise) to the Underwriters by the Company for use in connection with confirming sales of the Debt Securities, as amended or supplemented from time to time. In this Agreement, “CAD” and “C$” mean Canadian dollars.

The Underwriters will pay for the Debt Securities upon delivery thereof to the Depositary referred to below at 9:30 a.m. (Toronto time) on October 6, 2017 or at such other time, not later than 9:30 a.m. (Toronto time), on October 13, 2017 as shall be designated by the Representatives. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

The Debt Securities shall have the terms set forth in the Statutory Prospectus, the Preliminary Canadian Offering Memorandum and Schedule I hereto, including the following:

TERMS OF DEBT SECURITIES

Title of Debt Securities:	2.758% Notes Due 2024

Aggregate Principal Amount Offered:	C$1,250,000,000

Price to Public (Issue Price):	C$100.00, plus accrued interest, if any

Underwriting Discounts and Commissions:	0.370%

Purchase Price Payable to the Company by the Underwriters:	99.630%

Currency of Denomination and Payment:	The Debt Securities shall be denominated and payable in Canadian dollars

Maturity Date:	October 7, 2024

Coupon (Interest Rate):	2.758% per annum, accruing from October 6, 2017

Redemption Provisions:	See Schedule I hereto

Coupon Payment Dates:	See Schedule I hereto

Regular Record Dates:	March 23 or September 22, as applicable, preceding each interest payment date

Denominations:	C$2,000 and integral multiples of C$1,000 in excess thereof

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Form:	Book Entry (Global Note)

Depositary:	CDS Clearing and Depository Services Inc.

Ranking:	The Debt Securities will be the Company’s senior unsecured obligations and will rank pari passu in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Indenture and Trustee:	The Debt Securities will be issued under the indenture dated as of September 24, 2001 (the “Indenture”) between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Listing:	None

Notices shall be sent in the manner provided in Section 15 of the Underwriting Agreement Standard Provisions (CAD Debt Securities) attached hereto as Schedule II. Notices to the Underwriters shall be directed to the Representatives c/o HSBC Securities (Canada) Inc., 70 York Street, 9th Floor, Toronto, Ontario M5J 1S9, attention of Debt Capital Markets, RBC Dominion Securities Inc., P.O. Box 50, 200 Bay Street, 2nd Floor, North Tower, Royal Bank Plaza, Toronto, Ontario M5J 2W7, attention of Patrick MacDonald, and TD Securities Inc., 222 Bay Street, 7th Floor, Toronto, Ontario M5K 1A2, attention of Andrew Becker, and notices to the Company shall be directed to it at 500 South Buena Vista Street, Burbank, California 91521, attention of Senior Vice President and Treasurer, with copies to the attention of the Company’s Legal Department at the same address and to White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020, attention of Michelle B. Rutta, Esq. and Patti Marks, Esq.

Except as may otherwise be set forth above, all provisions contained in the Underwriting Agreement Standard Provisions (CAD Debt Securities), attached hereto as Schedule II are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions (CAD Debt Securities) is otherwise defined above, the definition set forth above shall control and shall be applicable both for purposes of this Underwriting Agreement and such Underwriting Agreement Standard Provisions (CAD Debt Securities) attached hereto.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

[Signature Pages Follow]

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Very truly yours, HSBC Securities (Canada) Inc.

By:	/s/ David Loh
Name: David Loh Title: Director

RBC Dominion Securities Inc.

By:	/s/ Patrick MacDonald
Name: Patrick MacDonald Title: Managing Director

TD Securities Inc.

By:	/s/ Andrew Becker
Name: Andrew Becker Title: Director

Acting severally on behalf of themselves and the several Underwriters named herein.

Agreed and accepted as of the date first written above. THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley Title: Senior Vice President and Treasurer

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Schedule I

[Term Sheet]

1

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-212597

Term Sheet dated October 3, 2017

The Walt Disney Company

2.758% Notes Due 2024

Issuer:	The Walt Disney Company (the “Company”)

Title of Securities:	2.758% Notes Due 2024 (the “Notes”)

Issue:	The Notes are being offered in Canada by private placement

Aggregate Principal Amount Offered:	C$1,250,000,000

Ranking:	The Notes will be the Company’s senior unsecured obligations and will rank pari passu with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Trade Date:	October 3, 2017

Settlement Date (T+3):	October 6, 2017

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include among others, the general corporate purposes identified under the caption “Use of Proceeds” in the Preliminary Prospectus Supplement and the Preliminary Canadian Offering Memorandum (as such terms are defined below).

Maturity Date:	October 7, 2024 (the “Maturity Date”)

Coupon (Interest Rate):	2.758% per annum, accruing from October 6, 2017

Price to Public (Issue Price):	C$100.00, plus accrued interest, if any

Coupon Payment Dates:	Semi-annually in arrears in equal installments on April 7 and October 7 of each year, commencing on April 7, 2018. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding. If not a business day in New York or Toronto, then payment of a coupon or upon maturity or redemption will be made on the next business day with no adjustment (Following Business Day Convention).

Day Count Convention:	Actual/365 (Fixed) when calculating interest accruals during any partial interest period and 30/360 when calculating amounts due on any interest payment date (also known as the Actual/Actual Canadian Compound Method).

Benchmark Bond:	CAN 2.50% due June 1, 2024

Benchmark Price / Yield:	C$103.60; 1.921%

Re-Offer Spread:	+ 81 bps versus the Government of Canada curve (“GoC Curve”)

+ 83.7 bps versus the Benchmark Bond, which includes a curve adjustment of + 2.7 bps

GoC Curve:	CAN 2.50% due June 1, 2024 and CAN 2.25% due June 1, 2025

Issue Yield	2.758%

Optional Redemption:	The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to the Maturity Date, at a redemption price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes to be redeemed; or

(2) the Canada Yield Price,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of the Notes, calculated by the Company as of the third business day (as defined in the Preliminary Prospectus Supplement and the Preliminary Canadian Offering Memorandum) prior to the redemption date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the redemption date to the Maturity Date of the Notes using as a discount rate the sum of the Government of Canada Yield on such business day plus 20 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Maturity Date.

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Form of Distribution:	The distribution of the Notes is being made on a private placement basis to purchasers in each of the provinces of Canada (the “Offering Jurisdictions”) under a Canadian offering memorandum dated October 3, 2017 (the “Canadian Offering Memorandum”), which will include the Prospectus (as defined below), as supplemented by a Prospectus Supplement dated October 3, 2017, that form part of the registration statement filed with the United States Securities and Exchange Commission. The distribution will be made in reliance on statutory exemptions from the prospectus requirements of Canadian securities laws applicable in each of the Offering Jurisdictions and, in particular, the Notes will only be sold in the Offering Jurisdictions, pursuant to the “accredited investor exemption” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) and therefore only to purchasers that are “accredited investors” (as such term is defined in NI 45-106) or Section 73.3 of the Securities Act (Ontario), as applicable) who purchase the Notes as principal (or are deemed to be purchasing as principal) that are not individuals unless those individuals are also “permitted clients” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations).

Resale Restrictions:	Resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws, which may vary depending on the province. The Company is not a reporting issuer in any province or territory of Canada. Unless permitted under applicable Canadian securities laws, holders of the Notes must not trade the Notes before the date that is the later of four months and a day after (i) October 6, 2017 and (ii) the date the Issuer becomes a reporting issuer in Canada. Prospective purchasers should consult their own independent legal advisors with respect to such restrictions. The Notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the Notes, investors may not be able to resell them. The Company currently has no intention of listing the Notes on any exchange or becoming a reporting issuer in Canada in the foreseeable future.

Governing Law:	New York

Listing:	None

CUSIP No.:	254687CD6

ISIN No.:	CA254687CD65

Denominations:	C$2,000 and integral multiples of C$1,000 in excess thereof

Settlement/Form:	CDS Clearing and Depository Services Inc./Book Entry (Global Note)

Joint Book-Running Managers:	HSBC Securities (Canada) Inc.

RBC Dominion Securities Inc.	TD Securities Inc.

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The foregoing description of some of the terms of the Notes is not complete and is subject to, and qualified in its entirely by, reference to the Company’s preliminary prospectus supplement dated October 3, 2017 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated July 20, 2016 (the “Prospectus”) or, if you are in Canada, the Company’s preliminary Canadian offering memorandum dated October 3, 2017, which includes the Preliminary Prospectus Supplement and the Prospectus (the “Preliminary Canadian Offering Memorandum”), and the documents incorporated and deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Preliminary Prospectus Supplement or the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum. Prospective purchasers should review the Preliminary Prospectus Supplement and the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum for a more detailed description of some of the terms of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained or incorporated by reference in the Preliminary Prospectus Supplement and the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum, and the Company and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The Company has filed a Registration Statement (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement or, if you are in Canada, the Canadian Offering Memorandum, which includes the prospectus and prospectus supplement, if you request it by contacting HSBC Securities (Canada) Inc. (toll free) at (866) 811-8049, RBC Dominion Securities Inc. (collect) at (416) 842-6311 or TD Securities Inc. (toll free) at (800) 263-5292.

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Schedule II

THE WALT DISNEY COMPANY

UNDERWRITING AGREEMENT STANDARD PROVISIONS

(CAD DEBT SECURITIES)

From time to time, The Walt Disney Company, a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated debt securities to the underwriter or several underwriters, as the case may be, named therein. The terms and provisions set forth in these Underwriting Agreement Standard Provisions (CAD Debt Securities) (the “Standard Provisions”) may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including these Standard Provisions incorporated into such Underwriting Agreement by reference, is herein referred to as “this Agreement”. Unless otherwise expressly stated or the context otherwise requires, the terms “herein,” “hereof” and similar terms shall be deemed to refer to this Agreement, and references to the “date of this Agreement,” the “date hereof” and similar references shall be deemed to mean and refer to the date of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined and, if any term defined in these Standard Provisions is also defined in the Underwriting Agreement, then, unless otherwise expressly stated in the Underwriting Agreement, the definition set forth in the Underwriting Agreement shall control and shall be applicable both for the purposes of the Underwriting Agreement and these Standard Provisions. In the event that the Underwriting Agreement shall provide for only a single Representative or a single Underwriter, then references herein to the “Representatives” or the “Underwriters,” as applicable, shall be deemed to mean and refer to such Representative or Underwriter, mutatis mutandis.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-212597), including a prospectus, which, among other things, relates to the Debt Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission the Prospectus (as defined in the Underwriting Agreement) relating to the Debt Securities pursuant to Rule 424 of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Any information included in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed to be part of and included in such registration statement pursuant to paragraph (f) of Rule 430B under the 1933 Act Regulations is referred to as the “Rule 430B Information.” The term “Registration Statement” means such registration statement, including the Incorporated Documents (as defined below), as amended (if applicable) as of the date of this Agreement and, in cases where this Agreement refers to the Registration Statement or any amendment thereto as of any time or date on or after the date of this Agreement or as of any deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the term “Registration Statement” or “amendment,” as applicable, shall also include the Rule 430B Information. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Debt Securities that omitted the Rule 430B Information and that was captioned “Subject to Completion” or “Preliminary” (or a similar caption), together with the accompanying Basic Prospectus, and all references herein to any “preliminary prospectus” shall be deemed to include the Statutory Prospectus (as defined in the Underwriting Agreement).

Schedule II

References to “Canadian Securities Laws” shall mean all applicable securities laws, regulations, rules, instruments, rulings and orders in each of the provinces and territories of Canada and the applicable policy statements issued by any Canadian securities authority. The Company has prepared the Preliminary Canadian Offering Memorandum (as defined in the Underwriting Agreement) relating to the Debt Securities and the Company agrees to prepare the Canadian Offering Memorandum (as defined in the Underwriting Agreement) relating to the Debt Securities.

Any reference herein to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to refer to and include, in addition to the information expressly set forth therein, the documents, financial statements and schedules filed by the Company with the Commission that are incorporated or deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, as the case may be, pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference herein to any amendment or supplement to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date hereof and so incorporated by reference or deemed to be incorporated therein (such incorporated documents, financial statements and schedules being herein called the “Incorporated Documents”). Notwithstanding the foregoing, for purposes of this Agreement any prospectus or prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Debt Securities shall not be deemed to have supplemented the Prospectus.

1. Representations and Warranties.

(a) The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined in the Underwriting Agreement) and as of the Closing Date (as defined in the Underwriting Agreement) (each, a “Representation Date”) as follows:

(i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Debt Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the Closing Date, and the Debt Securities, since their

Schedule II

registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form.

At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Debt Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and any Incorporated Documents filed subsequent to the date of the Underwriting Agreement and prior to the termination of the offering of the Debt Securities will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date of the Underwriting Agreement and prior to the termination of the offering of the Debt Securities will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The Registration Statement and any post-effective amendments thereto, at the latest of the time that the Registration Statement initially became effective, the time that any such post-effective amendment thereto initially became effective and the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission, and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Each preliminary prospectus and any amendments or supplements thereto, as of the date of the preliminary prospectus supplement constituting a part of such preliminary prospectus, as of the date of any such amendment or supplement and as of the Applicable Time, and the Prospectus (as defined in the Underwriting Agreement) and any amendments or supplements thereto, as of the date of the Prospectus Supplement (as defined in the Underwriting Agreement), as of the date of any such amendment or supplement and as of the Closing Date, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Preliminary

Schedule II

Canadian Offering Memorandum and any amendments or supplements thereto, as of the date of the Preliminary Canadian Offering Memorandum, as of the date of any such amendment or supplement and as of the Applicable Time, and the Canadian Offering Memorandum and any amendments or supplements thereto, as of the date of the Canadian Offering Memorandum, as of the date of any such amendment or supplement and as of the Closing Date, complied and will comply in all material respects with the provisions of the Canadian Securities Laws.

The Prospectus and any amendments or supplements thereto, as of the date of the Prospectus Supplement, as of the date of any such amendment or supplement and as of the Closing Date, and the Canadian Offering Memorandum and any amendments or supplements thereto, as of the date of the Canadian Offering Memorandum, as of the date of any such amendment or supplement and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any offer that is a written communication relating to the Debt Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

As of the Applicable Time specified in the Underwriting Agreement with respect to the offering of the Debt Securities, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus made available by the Company for use by the Underwriters as of the Applicable Time and the Preliminary Canadian Offering Memorandum made available by the Company for use by the Underwriters as of the Applicable Time, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Debt Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Debt Securities or of the offering that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Schedule II

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being listed in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Debt Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 6(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendments or supplements to any of the foregoing, including any document incorporated by reference therein and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (ii) do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendments or supplements to any of the foregoing, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein or to those parts of the Registration Statement which constitute the Trustee’s Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Form T-1”). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iv) This Agreement, the Indenture and the Debt Securities have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum. This Agreement has been duly executed and delivered by the Company. On or prior to the Closing Date, the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(v) The Indenture (assuming due execution and delivery thereof by the Trustee) is, and the Debt Securities (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or

Schedule II

hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency. The Debt Securities (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

(vi) The Company is a validly existing corporation in good standing under the laws of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise.

(vii) Disney Enterprises, Inc. (“DEI”) is a validly existing corporation in good standing under the laws of its state of incorporation. DEI has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum; and DEI is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(viii) Except as contemplated in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum or reflected therein by the filing of any amendment or supplement to any of the foregoing or any Incorporated Document prior to the date of this Agreement, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, unless the Company has notified the Representatives as provided in Section 6(d) of this Agreement, there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

Schedule II

(ix) The Company is not in violation of its Certificate of Incorporation or Bylaws. The execution and delivery of this Agreement by the Company, the issuance and sale of the Debt Securities and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Certificate of Incorporation or Bylaws of the Company, (B) subject to the Company’s compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the properties or assets of the Company is subject, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regulation or administrative or court decree. Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Debt Securities might be listed or with respect to Debt Securities which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Debt Securities. As of the date of this Agreement, both immediately before and immediately after giving effect to the agreement of the Company to sell the Debt Securities to the Underwriters, and as of the Closing Date, both immediately before and immediately after the issuance and sale of the Debt Securities by the Company to the Underwriters, the Company was and will be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above. As used herein, references to the Company’s “Certificate of Incorporation” and “Bylaws” mean its certificate of incorporation and bylaws, respectively, in each case as the same may have been or may be amended, supplemented, and/or restated from time to time.

(x) To the best of the Company’s knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum are an independent registered public accounting firm as required by the 1933 Act. The historical financial statements included in the Registration Statement, the General Disclosure Package, the Prospectus or the Canadian Offering Memorandum present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such historical financial statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum. The selected financial data and the summary historical financial information of the Company, if any, included in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum. The unaudited pro forma financial statements, if any, together with the related notes and any supporting

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schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, fairly present the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulations S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xi) No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are contemplated by the Commission, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Debt Securities.

(xii) The Company has implemented and will maintain policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers and employees with applicable Anti-Corruption Laws and Sanctions Laws, and is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer or employee of the Company or any Subsidiary acting in connection with or benefitting from the issuance or sale of the Debt Securities under this Agreement, is a Sanctioned Person. No issuance or sale of Debt Securities under this Agreement will be made by the Company (A) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in violation of applicable Anti-Corruption Laws or (B) for the purpose of financing, funding or facilitating unauthorized transactions with any Sanctioned Person. To the knowledge of the Company, no transactions undertaken by the Company hereunder will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.

For purposes of this paragraph (xii) only, the following definitions shall be applicable:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other similar laws, rules and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery or corruption.

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“Debt” means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with U.S. generally accepted accounting principles, recorded as capital leases and (e) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above

“Excluded Entity” means each of the Euro Disney Entities, the Hong Kong Disneyland Entities and the Shanghai Project Entities (as such capitalized terms are defined in the Five-Year Credit Agreement dated as of March 11, 2016 among the Company, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, and the other parties thereto, as in effect on the date of this Agreement) and the Specified Project Entities.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or similar trade or financial sanctions imposed, administered or enforced by (a) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (b) Her Majesty’s Treasury of the United Kingdom, (c) the European Union, or (d) United Nations Security Council.

“Sanctioned Person” means, at any time, any Person named at such time on: OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more owned by such Person; the Sanctioned Entities List maintained by the U.S. Department of State; the Consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee; the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom; or the Compendium of United Nations Security Council Sanctions Lists.

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

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(b) each Affiliate of the Company organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, in each case, if:

(i) such Affiliate or other Person has incurred Debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Company or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Company referred to in clause (c) below; and

(c) each Affiliate of the Company organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) above.

“Subsidiary” means with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such Person. In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.

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(b) Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

2. Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Debt Securities as soon after this Agreement has been entered into as in the Representatives’ judgment is advisable (provided that it is understood and agreed that the offering of the Debt Securities in Canada by the Underwriters as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws).

3. Purchase and Delivery. Except as otherwise provided in this Section 3, payment for the Debt Securities shall be made by wire transfer, of immediately available funds, by the Underwriters to the order of the Company, at the time set forth in the Underwriting Agreement, upon delivery to the Representatives for the respective accounts of the several Underwriters of the Debt Securities, registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the sale of the Debt Securities to the Underwriters duly paid. The Debt Securities may be represented by one or more global Debt Securities in book-entry form (“Global Debt Securities”) which shall be deposited with CDS Clearing and Depository Services Inc. (“CDS”) (the “Depositary”) for such Global Debt Securities referred to in the Underwriting Agreement and registered in the name of such Depositary or its nominee.

4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any Permitted Free Writing Prospectus (as defined below), the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum and each preliminary prospectus and any amendments or supplements to any of the foregoing and all Incorporated Documents, (ii) the filing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Debt Securities, (iii) the preparation, issuance and delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents, paying agents, exchange rate agents and registrars), as well as the fees and disbursements of the Trustee and its counsel and the Depositary, (v) the qualification of the Debt Securities under state securities laws or the applicable laws of any foreign jurisdiction in which the Debt Securities are offered in accordance with the provisions of Section 6(g) hereof, including filing fees, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum and any amendments or supplements to any of the foregoing,

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(vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, (viii) the fees and expenses incurred with respect to the listing of the Debt Securities on any securities exchange, (ix) any fees required pursuant to National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”), (x) any levies paid by the Underwriters to the Investment Industry Regulatory Organization of Canada in connection with the Debt Securities, and (xi) the cost of any fees and expenses pursuant to Section 6(b)(8). It is understood, however, that except as provided in this Section and in Sections 5, 7, 9, 10 and 11 hereof, the Underwriters will pay all of their own costs and expenses relating to the offering of the Debt Securities, including the fees of their counsel, transfer taxes on resale of any of the Debt Securities, and any advertising expenses connected with any offers that they make.

5. Conditions to Closing. The several obligations of the Underwriters under this Agreement are subject to the accuracy, as of each Representation Date, of the representations and warranties of the Company in this Agreement and to the accuracy, as of the date made, of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all covenants and agreements contained in this Agreement on its part to be performed and observed, and to the following additional conditions (provided it is understood that the offering of the Debt Securities in Canada as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws):

(a) Opinion of Counsel to Company. On the Closing Date, the Representatives shall have received an opinion from White & Case LLP, counsel to the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Representatives, to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(ii) The Company has the corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, and to issue, sell and deliver the Debt Securities.

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Indenture is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such

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principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (c) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability, (d) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

(v) No Governmental Approval (as defined below) which has not been taken or obtained on or prior to the Closing Date is required on the part of the Company in connection with the issuance or sale of the Debt Securities, provided that such counsel need express no opinion in this clause (v) as to the registration of the Debt Securities under the 1933 Act or the qualification of the Indenture under the 1939 Act, or as to such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Debt Securities are to be offered or sold.

(vi) The Debt Securities have been duly executed by the Company and, when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Debt Securities is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (c) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability, (d) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

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(vii) The Registration Statement has become effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and to such counsel’s knowledge no proceedings for that purpose have been instituted or are pending or contemplated.

(viii) The execution and delivery of this Agreement by the Company, the issuance and sale of the Debt Securities and the performance by the Company of its obligations under this Agreement and the Indenture will not (A) violate the Certificate of Incorporation or the Bylaws of the Company, (B) violate any Applicable Laws (as defined below) or (C) breach or otherwise violate any obligation of or restriction on the Company under any judgment, decree or order, applicable to the Company and known to such counsel, of any court or Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound; provided, that such counsel may state that no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which any of the Debt Securities are to be offered.

(ix) The Registration Statement (including any amendments or supplements thereto), as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the related applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or (iii) the exhibits to the Registration Statement, including, without limitation, the Form T-1 of the Trustee included therein.

(x) The statements in the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to summarize certain provisions of Debt Securities and the Indenture, fairly present in all material respects the information required by Form S-3.

In rendering the opinions set forth above, such counsel may state that it expresses no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument providing for an increase in an interest rate or the payment of additional interest upon the occurrence of certain defaults or the failure to perform certain obligations, providing for the payment of interest on interest or compound interest or imposing liquidated damages or penalties.

In rendering the opinions set forth above, the term “Applicable Laws” shall mean the Delaware General Corporation Law (“DGCL”) and those laws, rules and regulations of the States of California and New York and those federal laws, rules and regulations of the United States of America, which, in such counsel’s experience, are ordinarily applicable to transactions of the type contemplated by this Agreement; the term “Governmental Authority” shall mean any California, New York, Delaware (acting pursuant to the DGCL) or federal executive, legislative, judicial, administrative or regulatory body; and the term “Governmental Approval” shall mean any order, consent, permit or approval of any Governmental Authority pursuant to Applicable Laws.

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In rendering such opinion, such counsel may state that it expresses no opinion as to laws other than the laws of the State of New York, the State of California, the DGCL and the federal laws of the United States to the extent set forth therein. In addition, such counsel may state that it expresses no opinion as to any law, rule or regulation that is applicable to this Agreement, the Indenture, or the transactions contemplated hereby or any party hereto solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates. In addition, such counsel may state that the foregoing opinion is rendered as of its date, and such counsel assumes no obligation to update such opinion to reflect any facts or circumstances which may thereafter come to its attention or any change in the law which may thereafter occur.

In addition, such counsel may state that such counsel is not passing upon, and does not assume any responsibility explicitly or implicitly for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except as set forth in clause (x) above) and has made no independent check or verification thereof (except as aforesaid). Such counsel may also state that such counsel has participated in conferences with representatives of the Company, the Company’s outside auditors and the Underwriters in the course of the preparation of the Registration Statement, the General Disclosure Package and the Prospectus. However, such counsel shall state that, based upon and subject to the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement (including any amendments or supplements thereto), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or (iii) the Prospectus, as of the date of the Underwriting Agreement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom and, in the case of the Registration Statement, except as to exhibits thereto (including, without limitation, the Form T-1 included therein), as to all of which such counsel need express no opinion).

(b) Opinion of Counsel Employed by Company. On the Closing Date, the Representatives shall have received an opinion from counsel employed by the Company (provided that such counsel is at least an Assistant General Counsel of the Company), dated as of the Closing Date and in form and substance satisfactory to counsel for the Representatives, to the effect that:

(i) Each of the Company and DEI is a corporation validly existing and in good standing under the laws of its state of incorporation.

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(ii) Except as set forth in the General Disclosure Package and the Prospectus, there is not pending or, to the best of such counsel’s knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(iii) To the best of such counsel’s knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iv) To the best of such counsel’s knowledge, after reasonable inquiry, the Company is not in violation of its Certificate of Incorporation or Bylaws.

(v) To the best of such counsel’s knowledge, after reasonable inquiry, the execution, delivery and performance of this Agreement and the performance of the Indenture will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(vi) Each of the Incorporated Documents, as of the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom.

In addition, such counsel shall state that nothing has come to such counsel’s attention that leads him to believe that (i) the Registration Statement (including any amendments thereto), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or (iii) the Prospectus, as of the date of the Underwriting Agreement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

(c) Opinion of Underwriters’ Counsel. On the Closing Date, the Representatives shall have received an opinion and negative assurance statement from U.S. counsel to the Underwriters, dated as of the Closing Date and in form and substance satisfactory to the Representatives.

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(d) Officer’s Certificate. On the Closing Date the Representatives shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(viii)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has complied, in all material respects, with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iii) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum has been issued and no proceedings for any such purpose have been initiated or, to the best of such officer’s knowledge, threatened by the Commission or any Canadian securities authority or Canadian court. The officer’s certificate shall further state that, except as contemplated in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document prior to the date of this Agreement, at the Closing Date, there has not been, since the date of the most recent consolidated financial statements included or incorporated by reference in the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise. As used in this Section 5(d), the term “Prospectus” means the Prospectus (as defined herein) in the form first furnished to the Underwriters by the Company for use in confirming sales of the Debt Securities, and the term “Canadian Offering Memorandum” means the Canadian Offering Memorandum (as defined herein) in the form first furnished to the Underwriters by the Company for use in confirming sales of the Debt Securities.

(e) Comfort Letters. At the time of execution of the Underwriting Agreement, the Representatives shall have received “comfort letters” from the Company’s independent registered public accounting firm, dated as of the date of the Underwriting Agreement and in form and substance reasonably satisfactory to the Representatives, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, and at the Closing Date, the Representatives shall have received from the Company’s independent registered public accounting firm a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the “comfort letter” furnished at the time of execution of the Underwriting Agreement.

(f) [Intentionally omitted.]

(g) Opinion of Canadian Counsel to Company. On the Closing Date, the Representatives shall have received an opinion from McCarthy Tétrault LLP, Canadian counsel to the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Representatives, to the effect that:

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The offer and sale of the Debt Securities by the Company to the Underwriters and the offer and resale of the Debt Securities by the Underwriters to purchasers resident in Alberta, British Columbia, Ontario and Québec (the “Selling Jurisdictions”) are exempt from the prospectus requirements of the Securities Act (Alberta), the Securities Act (British Columbia), the Securities Act (Ontario) and the Securities Act (Québec) and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the Canadian Securities Laws, including all rules and published policy statements of the Selling Jurisdictions, by the Company to permit the offer and sale of the Debt Securities by the Company to the Underwriters and the offer and resale of the Debt Securities by the Underwriters to the purchasers resident in the Selling Jurisdictions through persons (x) registered under such Canadian Securities Laws in categories permitting them to distribute the Debt Securities who have complied with Canadian Securities Laws and the terms and conditions of their registration or (y) exempt from the dealer registration requirements under applicable Canadian Securities Laws who have complied with Canadian Securities Laws and the terms and conditions of the applicable exemption, subject to: the filing by the Company, with respect to each purchaser resident in the Selling Jurisdictions, of duly completed reports pursuant to Part 6 of NI 45-106 with the applicable securities regulator or securities regulatory authority, together with the applicable fees within the prescribed time periods and (ii) in Ontario, delivery of the Canadian Offering Memorandum to the Ontario Securities Commission.

(h) Other Documents. On the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Debt Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that (i) the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and (ii) the provisions set forth in Sections 4, 7, 8, 9, 10, 18 and 19 hereof shall remain in effect.

6. Covenants of the Company. In further consideration of the several agreements of the Underwriters contained herein, the Company covenants and agrees with each Underwriter as follows:

(a) Notice of Certain Events. The Company will notify the Representatives promptly of (i) the filing or effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of

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securities other than the Debt Securities), (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus (other than a supplement relating solely to an offering of securities other than the Debt Securities), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the General Disclosure Package or the Prospectus (other than any comments relating solely to an offering of securities other than the Debt Securities), (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Debt Securities), (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Debt Securities, and (vii) the issuance of any order, ruling or decision of any Canadian federal or provincial court or securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any Canadian federal or provincial court or securities regulatory authority of the institution or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in it best interest to do so. The Company shall pay the required Commission filing fees relating to the Debt Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus filed pursuant to Rule 424(b)). The Company will cause to be provided or filed with the applicable Canadian provincial and territorial securities authorities all information, forms and fees required to be provided or filed by it in connection with the offering of Debt Securities in Canada, including the filing of the Canadian Offering Memorandum, if required, and the reports of trade on Form 45-106F1 or equivalent required under applicable Canadian Securities Laws together with the applicable fees, in each case, within the applicable time periods for the provision or filing thereof, provided that the Underwriters have provided to the Company the information required to be delivered by the Underwriters in accordance with Section 20(b)(8) of this Agreement.

(b) Notice of Certain Proposed Filings. During the period from and including the date of the Underwriting Agreement through and including the Closing Date, at or prior to the filing thereof the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Debt Securities), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably

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object, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document is necessary to comply with law. Unless otherwise notified by the Representatives, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Debt Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established.

(c) Copies of the Prospectus and the Canadian Offering Memorandum. The Company will furnish to the Underwriters as many copies of each preliminary prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum (in each case as amended or supplemented) as the Representatives shall reasonably request so long as the Underwriters are required to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) or Canadian Offering Memorandum in connection with sales or solicitations of offers to purchase the Debt Securities.

(d) Revisions of Registration Statement and Prospectus—Material Changes. So long as the Underwriters are required to deliver a Prospectus, (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with sales of the Debt Securities, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, to amend or supplement the Prospectus or the Canadian Offering Memorandum in order that the Prospectus or the Canadian Offering Memorandum, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Representatives, and the Company will prepare and file as soon as practicable such amendment or supplement to the Registration Statement, the Prospectus or the Canadian Offering Memorandum, as applicable, as may be necessary to correct such misstatement or omission or to make the Registration Statement, the Prospectus or the Canadian Offering Memorandum, as applicable, comply with such requirements and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to any of the foregoing as the Underwriters may reasonably request. The filing of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 5 or of Section 11(i) hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Debt Securities), the Prospectus or any preliminary prospectus or the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(e) Compliance with 1934 Act. The Company, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) is required to be delivered under the 1933 Act or the 1934 Act, will comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, the Company’s proxy statements pursuant to Section 14 of the 1934 Act.

(f) Earnings Statement. The Company will make generally available to its security holders, as soon as practicable but in any event not later than 15 months after the Closing Date, a consolidated earnings statement (which need not be audited), which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws of such states in the United States as the Representatives may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Debt Securities; provided, however, that the Company will promptly notify the Representatives of any suspension or termination of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Any Permitted Free Writing Prospectus shall be considered an Issuer General Use Free Writing Prospectus unless otherwise agreed by the Company and the Representatives.

7. Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

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(a) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof), the Canadian Offering Memorandum, any preliminary prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(c) against any and all expense whatsoever (including, subject to the limitations set forth in Section 9 hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of Section 8.

8. Indemnification of the Company. Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof), the Canadian Offering Memorandum, any preliminary prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Canadian Offering Memorandum, such preliminary prospectus or the Prospectus.

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9. General. In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement, any Issuer Free Writing Prospectus, the General Disclosure Package, the Canadian Offering Memorandum, any preliminary prospectus or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to Section 7, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to the Representatives) and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such Underwriter or such controlling person notifies the Company in writing that it selects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and such controlling persons, which firm shall be designated in writing by the Representatives on behalf of all of such Underwriters and such controlling persons).

In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company’s directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Underwriter pursuant to Section 8, such Underwriter shall have the rights and duties given to the Company by the first paragraph of this Section 9, and the Company, the Company’s directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by the first paragraph of this Section 9; provided that, in the event that the Company or any such director, officer or controlling person shall have the right to employ, and shall have elected to employ, separate counsel at the expense of such Underwriter under the circumstances set forth in this Section 9, any such counsel shall be designated in writing by the Company.

10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7 or 8 hereof, as the case may be, is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to

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the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debt Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 9 hereof or pursuant to the last sentence of this Section 10, then the Company and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Debt Securities shall be deemed to be in the same proportion as the total net proceeds from the sale of the Debt Securities received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by the Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several and not joint, and shall be in proportion to the principal amount of Debt Securities set forth opposite their respective names in the Underwriting Agreement. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution pursuant to the first sentence of this Section 10, will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10, except to the extent that the party or parties from whom contribution may be sought have been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; provided, however, that the failure to so notify the party or parties from whom contribution may be sought shall not relieve such party or parties from any obligation that it or they may have otherwise than under this Section 10; and provided, further, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 9 hereof with respect to the same action, suit or proceeding.

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11. Termination. The Representatives may terminate this Agreement immediately upon notice to the Company, at any time prior to the Closing Date if (i) there has been, since the date of the Underwriting Agreement, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, (iii) trading in any securities of the Company has been suspended (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of the Underwriting Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, (iv) trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Debt Securities are denominated or payable, (v) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred or (vi) after the date of the Underwriting Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the Underwriting Agreement shall have been lowered or any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” with negative implications.

In the event of any such termination, no party will have any liability to any other party hereto, except that (i) the provisions set forth in Sections 4, 7, 8, 9, 10, 18 and 19 hereof shall remain in effect and (ii) if the Underwriting Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

12. Defaulting Underwriters If one or more of the Underwriters shall fail on the Closing Date to purchase the Debt Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Debt Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Debt Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

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(a) if the aggregate principal amount of the Defaulted Debt Securities does not exceed 10% of the aggregate principal amount of the Debt Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the respective proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of the Defaulted Debt Securities exceeds 10% of the aggregate principal amount of the Debt Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum or in any other documents or arrangements.

13. Selling Restrictions.

(a) European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each Underwriter represents and agrees, severally and not jointly, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Debt Securities which are the subject of the offering contemplated by the General Disclosure Package to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Debt Securities shall result in a requirement for the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of Debt Securities to the public” in relation to any Debt Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Debt Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(b) United Kingdom. Each Underwriter represents and agrees, severally and not jointly, that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Debt Securities in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom.

(c) In addition to the provisions of subparagraphs (a) and (b) of this Section 13, each Underwriter, severally and not jointly, represents to and agrees with the Company that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Debt Securities or distribute any preliminary prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or any other material relating to the Debt Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

(d) Without prejudice to the other provisions of this Section 13 and except for registration under the 1933 Act and compliance with the 1933 Act Regulations, the Company shall not have any responsibility for, and each Underwriter, severally and not jointly, agrees with the Company that such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Debt Securities under the laws and regulations in force in any foreign jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Debt Securities.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the applicable address set forth in the Underwriting Agreement.

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15. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

16. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person referred to in Section 7, or by or on behalf of the Company, and shall survive delivery of and payment for the Debt Securities.

17. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

18. Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

19. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Debt Securities pursuant to this Agreement, including the determination of the public offering price of the Debt Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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20. Covenants of the Underwriters.

(a) Each Underwriter, severally and not jointly, covenants with the Company that, except as provided herein, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Debt Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Company is referred to herein as a Permitted Free Writing Prospectus. Notwithstanding anything to the contrary contained herein, with respect to the offering of the Debt Securities, the Company consents to the use by the Underwriters of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Debt Securities or their offering or (ii) information that describes the final terms of the Debt Securities or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an issuer free writing prospectus.

(b) Canadian Private Placement. In further consideration of the several agreements of the Company contained herein, each Underwriter represents, covenants and agrees, severally and not jointly, with the Company as follows:

(1) Such Underwriter will use commercially reasonable efforts to confirm that each Canadian purchaser: (A) is an “accredited investor” (as defined in NI 45-106 or Section 73.3 of the Securities Act (Ontario)) that is not an individual unless it is also a “permitted client” (as such term is defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations); (B) is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and (C) is purchasing as principal (or deemed to be purchasing as principal under Canadian Securities Laws); such Underwriter will use commercially reasonable efforts to obtain and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and will provide to the Company forthwith upon written request all such information or documentation as the Company may reasonably request in good faith and solely for the purpose of verifying compliance with the exemption, correcting any required filings and responding to regulatory inquiries with respect thereto.

(2) If such Underwriter involves any members of any banking, selling or other group in the distribution of Debt Securities, such Underwriter will use commercially reasonable efforts to cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the

Schedule II

foregoing subparagraph (1) and the subsequent subparagraphs (3), (6) and (7) to be contained in an agreement with each of the members of such group in favor of the Company and shall use its commercially reasonable efforts to cause the members of such group to comply with Canadian Securities Laws.

(3) Such Underwriter has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (A) the Preliminary Canadian Offering Memorandum, (B) the Canadian Offering Memorandum, (C) any Issuer Free Writing Prospectus listed on Schedule III hereto or (D) any other documentation forming part of the General Disclosure Package.

(4) Such Underwriter (A) is duly registered as an “investment dealer” or “exempt market dealer” as defined under Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in connection with the offer and sale of the Debt Securities to Canadian purchasers as contemplated by the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and is in material compliance with the terms and conditions of such registration or exemption and (B) has offered and will offer for sale and sell the Debt Securities only to such persons and in such manner that pursuant to applicable Canadian Securities Laws no prospectus (as defined under applicable Canadian Securities Laws) need be delivered or filed.

(5) Such Underwriter will comply with all relevant Canadian Securities Laws concerning any resale of the Debt Securities.

(6) The offer and sale of the Debt Securities by such Underwriter will not be made through or accompanied by any advertisement of the Debt Securities by such Underwriter, including, without limitation, in printed media of general and regular paid circulation, radio, television, or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation by such Underwriter in Canada.

(7) Such Underwriter has not made and will not make any written or oral representations to any Canadian purchaser: (A) that any person will resell or repurchase the Debt Securities purchased by such Canadian purchaser; (B) that the Debt Securities will be freely tradeable by the Canadian purchaser without any restrictions or hold periods; (C) that any person will refund the purchase price of the Debt Securities; or (D) as to the future price or value of the Debt Securities.

(8) Such Underwriter will: (A) as soon as practicable and in any event within five business days of the Applicable Time, provide to the Company the information pertaining to each such purchaser of the Debt Securities as required to be disclosed in Form 45-106F1 and the related schedules under Form 45-106F1 and acknowledges, authorizes and consents to the delivery or filing, as applicable, by the Company of the report on Form 45-106F1 under NI 45-106 (and any

Schedule II

equivalent report required under Canadian Securities Laws) with the applicable Canadian securities regulators; and (B) give prompt notice to the Company when the distribution of the Debt Securities has been completed and, to the extent applicable, provide any further information to the Company, upon written request, that is required for the purpose of calculating fees payable to the applicable Canadian securities regulators in connection with the distribution of the Debt Securities and to allow the Company to complete the Form 45-106F1.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[END OF STANDARD PROVISIONS]

Schedule III

Issuer General Use Free Writing Prospectuses

1.	Preliminary Term Sheet dated October 3, 2017

2.	Term Sheet dated October 3, 2017

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